UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2014

GOLD UNION INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	000-54761 (Commission File Number)	42-1772663 (IRS Employer Identification No.)

 Shop 35A, Ground Floor, Hop Yick Commercial Centre Phase 1, 33 Hop Choi Street
Yuen Long, NT, Hong Kong
(Address of principal executive offices)

 N/A
(Zip Code)

Registrant's telephone number, including area code +86 18676364411

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act

        (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

        (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

         (17 CRF 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 12, 2014, the Board of Directors of Gold Union Inc. (the "Company") accepted the resignations of Christino Rio as Chief Executive Officer and a director of the Company, Benson Lim as Chief Financial Officer and a director of the Company, Brandon Low as Chief Operating Officer and a director of the Company, and Jareth Goh as a director of the Company.  On the same date, the Board of Directors accepted the consent to act of Sae-Chua Supachai and appointed Mr. Supachai as Chief Executive Officer, Chief Financial Officer and a director of the Company.

Biography of Sae-Chua Supachai

Mr. Sae-Chua Supachai (age 36) served as the Head of Business development at Ausiris Co., Ltd., part of the Baan Chang Thong Group in Thailand from July 2006 to May 2013. In his capacity as the Head of Business Development, he led a team in developing the company's sales distribution of precious metal products as well as growing the new business segments in brokerage and consultancy services for retail investors.  Ausiris Co., Ltd. is a major domestic gold trading company in Thailand and its key operations apart from production include brokerage and advisory services for investors.  Mr. Suapchai graduated with a Bachelor of Business Administration (International Business) in 1999 from Ramkhamhaeng University (Thailand).

As a result of the changes set forth above, the Company's current directors and Executive Officers are as follows:

Name

Position

Sae-Chua Supachai

Chief Executive Officer, Chief Financial Officer and a Director

Vincent Kim

Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2014

GOLD UNION INC.

By:

/s/ Vincent Kim

Name:

Vincent Kim

Title:

Director